Exhibit 99.1
McKESSON REAFFIRMS FISCAL 2007 GUIDANCE
SAN FRANCISCO, June 22, 2006 — McKesson Corporation (NYSE: MCK) today reaffirmed its financial outlook for the fiscal year ending March 31, 2007, previously provided in its Fiscal 2006 year-end press release on May 4, 2006. For the fiscal year ending March 31, 2007, McKesson expects to earn between $2.55 and $2.70 per fully diluted share from continuing operations excluding adjustments to the Securities Litigation reserve.
     The guidance includes a previously-announced approximately $6 million pre-tax restructuring charge, and expenses associated with the recently announced acquisitions of HealthCom Partners LLC and RelayHealth Corporation, all of which will impact first-quarter operating profit in the Provider Technologies segment. The guidance also includes a previously-announced approximately $19 million pre-tax restructuring charge associated with the sale of McKesson’s Automated Prescription Systems business unit to Parata Systems, which will impact first-quarter operating profit in the Pharmaceutical Solutions segment. All other assumptions provided as part of the company’s Fiscal 2007 Outlook on May 4 remain the same, including the expectation that the guidance includes equity-based compensation expense between 8 and 10 cents per diluted share.
     McKesson is hosting its annual Investor Day today in New York City. A webcast of the presentations is available through McKesson’s website, www.mckesson.com, live from 8:30 AM to noon ET today and on replay afterwards. Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

Risk Factors
     Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “should”, “seeks”, “approximates”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: adverse resolution of pending shareholder litigation regarding the 1999 restatement of our historical financial statements; the changing U.S. healthcare environment, including changes in government regulations and the impact of potential future mandated benefits; competition; changes in private and governmental reimbursement or in the delivery systems for healthcare products and services; governmental and manufacturers’ efforts to regulate or control the pharmaceutical supply chain; changes in pharmaceutical and medical-surgical manufacturers’ pricing, selling, inventory, distribution or supply policies or practices; changes in the availability or pricing of generic drugs; changes in customer mix; substantial defaults in payment or a material reduction in purchases by large customers; challenges in integrating and implementing the company’s internally used or externally sold software and software systems, or the slowing or deferral of demand or extension of the sales cycle for external software products; continued access to third-party licenses for software and the patent positions of the company’s proprietary software; the company’s ability to meet performance requirements in its disease management programs; the adequacy of insurance to cover liability or loss claims; new or revised tax legislation; foreign currency fluctuations or disruptions to foreign operations; the company’s ability to successfully identify, consummate and integrate strategic acquisitions; changes in generally accepted accounting principles (GAAP) and general economic conditions. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The company assumes no obligation to update or revise any such statements, whether as a result of new information or otherwise.
About McKesson
     McKesson Corporation (NYSE: MCK) is a Fortune 16 healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes and improving the quality and safety of patient care. Over the course of its 173-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, physicians, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit us at www.mckesson.com.